     As filed with the Securities and Exchange Commission on April 11, 1997
                                                      Registration No. 333-
                                                                           -----

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                         ------------------------------

                                    Form S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ------------------------------

                      Applied Graphics Technologies, Inc.
            (Exact  name of registrant as specified in its charter)


              Delaware                                   13-3864004
  (State or other jurisdiction of                     (I.R.S. Employer
   incorporation or organization)                   Identification No.)

                               28 West 23rd Street
                            New York, New York 10010
                                 (212) 929-4111

 (Address, zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------

  Applied Graphics Technologies, Inc. Non-Employee Directors Nonqualified Stock
                                 Option Plan and
       Applied Graphics Technologies, Inc. Revised 1996 Stock Option Plan
                            (Full title of the plan)

                         ------------------------------

                             Martin D. Krall, Esq.
                              450 West 33rd Street
                           New York, New York  10001
                    (Name and address of agent for service)

                                 (212) 210-6345
         (Telephone number, including area code, of agent for service)

                                   Copies to:
                           Thomas H. McCormick, Esq.
                       Shaw, Pittman, Potts & Trowbridge
                              2300 N Street, N.W.
                            Washington, D.C.  20037

                        Calculation of Registration Fee


--------------------------------------------------------------------------------------------------------
  Title of securities      Amount to be        Proposed maximum      Proposed maximum      Amount of
   to be registered         registered        aggregate offering    aggregate offering   registration
                                                 price per unit             price              fee
--------------------------------------------------------------------------------------------------------
Common Stock
$.01 par value           4,200,000 shs.(1)         $35.1875           $90,152,625(2)       $27,318.98
per share
--------------------------------------------------------------------------------------------------------

(1) This Registration Statement also shall cover any additional shares of Common Stock which become issuable under the Applied Graphics Technologies, Inc. Non-Employee Directors Nonqualified Stock Option Plan and the Applied Graphics Technologies, Inc. Revised 1996 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of computing the registration fee. Pursuant to Rule 457(h), the calculation represents the sum of the exercise price of the shares as to which options were previously granted under the Plans and, as to shares that remain available for grant, the average of the high and low sales prices of the Common Stock on April 7, 1997, as reported by the NASDAQ Stock Market.

                                    PART II

               Information Required in the Registration Statement

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which are on file with the Securities and Exchange Commission, are incorporated herein by reference and made a part hereof:

         (a) The Annual Report on Form 10-K of Applied Graphics Technologies, Inc., a Delaware corporation (the "Company") for its fiscal year ended December 31, 1996, filed pursuant to
                 Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company's fiscal year ended December 31, 1996; and

         (c) The description of the Company's Common Stock, par value $.01, as contained in its Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is a Delaware corporation, subject to the applicable indemnification provisions of the General Corporation Law of the State of Delaware (the "Delaware Law"). Section 145 of the Delaware Law provides that a corporation may limit the liability of each director to the corporation or its stockholders for monetary damages except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law: (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, and (iv) for any transaction from which the director derives an improper personal benefit.

         The Certificate of Incorporation and Bylaws provide for elimination and limitation of the personal liability of directors of the Company for monetary damages to the fullest extent permitted by the Delaware Law. In addition, the Certificate of Incorporation and Bylaws provide that if the Delaware Law is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the Delaware law, as so amended. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. The provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Bylaws provide that the Company shall, to the full extent permitted by the Delaware Law, as amended from time to time, indemnify and advance expenses to each of its currently acting and former directors, officers, employees and agents.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

           Exhibit
            Number             Description of Exhibit
            ------             ----------------------

             4.1               Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on
                               Form S-1 (Registration Statement No. 333-00478).

             4.2               Amended and Restated Bylaws of the Company incorporated by reference to Exhibit 3.2 of Amendment No. 3 to the  Company's Registration
                               Statement on  Form S-1 (Registration No. 333-00478).

                               Opinion of Shaw, Pittman, Potts & Trowbridge, Counsel for the
              5.               Registrant, with respect to the legality of the Common Stock of the
                               Registrant registered hereunder (filed herewith).

             23.1              Consent of Coopers & Lybrand, L.L.P.  (filed herewith).

             23.2              Consent of Deloitte & Touche LLP (filed herewith)

              24.              Power of Attorney - included on signature page to this Registration
                               Statement.


ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the






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

                          aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.







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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 11, 1997.

                                        APPLIED GRAPHICS TECHNOLOGIES, INC.
                                        (Registrant)



                                        By:         /s/ Fred Drasner
                                            ------------------------------------
                                                        FRED DRASNER
                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fred Drasner, Mortimer B. Zuckerman and Martin D. Krall, and each of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign any and all amendments to this registration statement, including post-effective amendments and supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, including executing and delivering all documents, instruments, agreements and regulatory or governmental filings to the Securities and Exchange Commission and any applicable securities or Blue Sky authorities of any state or other jurisdiction or any other regulatory authority in connection with the registration, offer or sale of the Securities, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

 Signatures                                           Title                                       Date
 ----------                                           -----                                       ----
      /s/ Fred Drasner
 ----------------------------------------             Director, Chairman and                      April 11, 1997
          FRED DRASNER                                Chief Executive Officer
                                                      (Principal Executive
                                                      Officer)



                                                      Director, Vice Chairman and Chief
      /s/ Melvin A. Ettinger                          Operating Officer                           April 11, 1997
 ----------------------------------------
          MELVIN A. ETTINGER



      /s/ Diane Romano
 ----------------------------------------             President                                   April 11, 1997
          DIANE ROMANO



                                                      Senior Vice President and Chief
      /s/ Louis Salamone, Jr.                         Financial Officer (Principal Financial
 ----------------------------------------             Officer and Principal Accounting            April 11, 1997
          LOUIS SALAMONE, JR.                         Officer)



      /s/ Martin D. Krall                             Director, Executive Vice President,
 ----------------------------------------             Chief Legal Officer and Secretary           April 11, 1997
          MARTIN D. KRALL



      /s/ Mortimer B. Zuckerman                       Chairman of the Board of Directors          April 11, 1997
 ----------------------------------------
          MORTIMER B. ZUCKERMAN



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



 Signatures                                               Title                          Date
 ----------                                               -----                          ----


       /s/ John R. Harris
 ----------------------------------------                 Director                       April 11, 1997
           JOHN R. HARRIS





       /s/ Edward H. Linde
 ----------------------------------------                 Director                        April 11, 1997
           EDWARD H. LINDE




       /s/ Howard Stringer
 ----------------------------------------                 Director                        April 11, 1997
           HOWARD STRINGER





       /s/ Linda J. Wachner
 ----------------------------------------                 Director                        April 11, 1997
           LINDA J. WACHNER





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

                                 EXHIBIT INDEX




 Exhibit
 Number                Description of Exhibit
 ------                ----------------------

   4.1 Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1
            (Registration Statement No. 333-00478).

   4.2 Amended and Restated Bylaws of the Company incorporated by reference to Exhibit 3.2 of Amendment No. 3 to the Company's Registration Statement on Form S-1
            (Registration No. 333-00478).

    5 Opinion of Shaw, Pittman, Potts & Trowbridge, Counsel for the Registrant, with respect to the legality of the Common Stock of the Registrant registered hereunder
            (filed herewith).

   23.1     Consent of Coopers & Lybrand, L.L.P. (filed herewith).

   23.2     Consent of Deloitte & Touche LLP (filed herewith)

    24. Power of Attorney - included on signature page to this Registration Statement.






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